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As filed with the Securities and Exchange Commission on October 10, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EQT Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	25-0464690 (I.R.S. Employer Identification Number)

625 Liberty Avenue, Suite 1700
Pittsburgh, Pennsylvania 15222
(412) 553-5700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

William E. Jordan
Executive Vice President and General Counsel
EQT Corporation
625 Liberty Avenue, Suite 1700
Pittsburgh, Pennsylvania 15222
Telephone: (412) 533-5700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

           (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)(3)(4)	Proposed maximum offering price per unit(2)(3)(4)	Proposed maximum aggregate offering price(2)(3)(4)	Amount of registration fee(5)

Debt Securities	—	—	—	—

Preferred Stock, no par value	—	—	—	—

Common Stock, no par value	—	—	—	—

(1)
Securities registered hereunder may be sold separately, or together with other securities registered hereunder.

(2)
Omitted pursuant to General Instruction II.E of Form S-3.

(3)
An indeterminate aggregate initial offering price or principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or issued upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(4)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (Securities Act), this registration statement also covers such indeterminable number of additional securities as may become issuable as a result of stock splits, stock dividends or similar transactions.

(5)
In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

EQT CORPORATION

Debt Securities

Preferred Stock

Common Stock

        EQT Corporation (EQT), from time to time, may offer, issue and sell unsecured debt securities, which may be senior, subordinated or junior subordinated debt securities, preferred stock and common stock. The debt securities and preferred stock may be convertible into or exercisable or exchangeable for our common stock, our preferred stock, our other securities or the debt or equity securities of one or more other entities. In addition, from time to time, certain selling securityholders to be identified in a prospectus supplement may offer and sell these securities. Our common stock is listed on the New York Stock Exchange (NYSE) and trades under the symbol "EQT."

        We and any selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will not receive any proceeds from the sale of securities by selling securityholders.

        This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered, and any other information relating to the specific offering and, if applicable, the selling securityholders, will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission before you invest in our securities. See "Risk Factors" on page 1.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 10, 2019

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (SEC) using a "shelf" registration process. Under this shelf registration process, we may from time to time sell, in one or more offerings, any combination of securities described in this prospectus at prices and on other terms to be determined at the time of offering.

        This prospectus provides you with a general description of EQT and the securities that we may offer under this prospectus. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add to, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or any related free writing prospectus that we prepare or authorize, you should rely on the information in the prospectus supplement or related free writing prospectus. You should carefully read this prospectus, any prospectus supplement, any free writing prospectus and the additional information described below under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        In this prospectus, except as otherwise indicated, "EQT," the "Company," "we," "our" and "us" refer to EQT Corporation and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act). We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC's website at http://www.sec.gov.

        We make available, free of charge, on or through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and any amendments to these reports, as soon as reasonably practicable after we electronically file such information with, or furnish such information to, the SEC. You may access these documents on the "Investors" page of our corporate website at http://www.eqt.com. Information on our website does not constitute part of this prospectus, other than the documents we have filed with the SEC that are expressly incorporated by reference into this prospectus.

        We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may obtain a copy of the registration statement through the SEC's website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" documents we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically

i

modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We incorporate by reference into this prospectus the documents listed below that we have filed with the SEC (File No 001-03551), and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding documents or information, in whole or in part, that are deemed to be furnished and not filed with the SEC) prior to the completion of the offering of all securities covered by the respective prospectus supplement:

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (filed on February 14, 2019) and Amendment No. 1 to Form 10-K (filed on April 29, 2019);

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 (filed on April 25, 2019) and June 30, 2019 (filed on July 25, 2019);

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  our Current Reports on Form 8-K filed on January 7, 2019, January 22, 2019 (filed under Items 8.01 and 9.01), March 7, 2019 (as to Item 5.02 only), March 25, 2019, May 31, 2019, July 10, 2019, July 15, 2019, August 7, 2019, August 29, 2019, September 12, 2019, October 2, 2019 and October 7, 2019 (in each case to the extent filed and not furnished); and

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  the description of our common stock set forth in Exhibit 99.1 to our Current Report on Form 8-K filed on July 15, 2019, including any amendment or report filed for the purpose of updating such description.

        We will provide, without charge, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

EQT Corporation
625 Liberty Avenue, Suite 1700
Pittsburgh, Pennsylvania 15222
Attention: William E. Jordan
Executive Vice President and General Counsel
Telephone: (412) 553-5700

        You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where such offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        Some of the information included in this prospectus, any prospectus supplement, any accompanying free writing prospectus and the documents we incorporate by reference may contain forward-looking statements within the meaning of Section 2IE of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements may give our expectations of plans, strategies, objectives and growth, contain projections of results of operations or of financial condition, or forecast future events. Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as "anticipate," "estimate," "could," "would," "will," "may," "forecast," "approximate," "expect," "project," "intend," "plan," "believe" and other words of similar meaning in connection with any discussion of future operating or financial matters. The forward-looking statements included in this prospectus involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, you should not place undue reliance on forward-looking statements as a prediction of actual results. We based these forward-looking statements on then-current expectations and assumptions about future events. While we consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond our control. The risks and uncertainties that may affect the operations, performance and results of our business and forward-looking statements include, but are not limited to, those set forth in the "Risk Factors" section of this prospectus and in the documents that we have incorporated by reference herein, and include such matters as:

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  guidance regarding our strategy to develop our Marcellus, Utica, Upper Devonian and other reserves;

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  drilling plans and programs (including the number, type, depth, spacing, lateral lengths and location of wells to be drilled and the availability of capital to complete these plans and programs);

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  production and sales volumes (including liquids volumes) and growth rates;

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  production of free cash flow and our ability to reduce our drilling costs and capital expenditures;

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  infrastructure programs;

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  the cost, capacity, and timing of regulatory approvals;

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  monetization transactions, including asset sales, joint ventures or other transactions involving our assets;

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  acquisition transactions;

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  our ability to successfully implement and execute our management team's organizational, technological and operational initiatives, and achieve the anticipated results of such initiatives;

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  our ability to achieve the anticipated synergies, operational efficiencies and returns from the acquisition of Rice Energy Inc.;

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  our ability to achieve the anticipated operational, financial and strategic benefits of our spin-off of Equitrans Midstream Corporation;

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  the timing and structure of any dispositions of our approximately 19.9% interest in Equitrans Midstream Corporation, and the planned use of the proceeds from any such dispositions;

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  natural gas prices, changes in basis and the impact of commodity prices on our business;

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  reserves, including potential future downward adjustments and reserve life;

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  potential future impairments of our assets;

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  projected capital expenditures;

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  dividend amounts and rates;

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  liquidity and financing requirements, including funding sources and availability;

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  our ability to maintain or improve our credit ratings;

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  our hedging strategy; and

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  the effects of litigation, government regulation, and tax position.

        It is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, and the above list should not be considered to be a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.

        In reviewing any agreements incorporated by reference in or filed with the registration statement of which this prospectus forms a part, please remember that such agreements are included to provide information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about us. The agreements may contain representations and warranties by us, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties to such agreements should those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs of us or our affiliates as of the date they were made or at any other time.

EQT CORPORATION

        EQT is a natural gas production company with emphasis in the Appalachian Basin and operations throughout Pennsylvania, West Virginia and Ohio. EQT is the largest producer of natural gas in the United States, based on average daily sales volumes, with 21.8 Tcfe of proved natural gas, natural gas liquids and crude oil reserves across approximately 1.4 million gross acres, including approximately 1.1 million gross acres in the Marcellus play, many of which have associated deep Utica or Upper Devonian drilling rights, and approximately 0.1 million gross acres in the Ohio Utica play as of December 31, 2018. EQT's operations consist of one reportable segment. EQT has a single, company-wide management team that administers all properties as a whole, rather than by discrete operating segments. Substantially all of EQT's assets and operations are located in the Appalachian Basin.

        Our common stock is listed on the NYSE under the symbol "EQT." Our principal and executive offices are located at 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222, and our telephone number is (412) 553-5700. Our Internet address is http://www.eqt.com. Information on our website does not constitute part of this prospectus.

RISK FACTORS

        Investing in our securities involves risks. You should carefully consider the risks described under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference into this prospectus, as well as those risk factors contained in other reports we subsequently file with the SEC or that may be included in any applicable prospectus supplement, before making a decision to invest in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

USE OF PROCEEDS

        Unless we specify otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of securities covered by this prospectus for general corporate purposes, which may include, among other things:

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  paying or refinancing all or a portion of our outstanding indebtedness or other corporate obligations; and

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  funding working capital, capital expenditures, or acquisitions.

        Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

        The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds. In the case of a sale by a selling securityholder, we will not receive any of the proceeds from such sale.

 DESCRIPTION OF CAPITAL STOCK

General

        The description below summarizes certain general terms and provisions of our common stock. In addition, the description below summarizes certain general terms and provisions of our preferred stock. These summaries are subject to, and are qualified in their entirety by reference to: (i) our Restated Articles of Incorporation (the Articles); (ii) our Amended and Restated Bylaws (the Bylaws); (iii) the statement of designations that may be filed by us with respect to shares of any series of preferred stock that may be issued subsequent to the date hereof; and (iv) the applicable provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the PBCL). We encourage you to review complete copies of the Articles and the Bylaws, which we have filed as exhibits to this registration statement.

        Our authorized capital stock consists of: (i) 320,000,000 shares of common stock, no par value; and (ii) 3,000,000 shares of undesignated preferred stock.

Description of Common Stock

        Our authorized common stock consists of 320,000,000 shares. As of October 7, 2019, 255,643,475 shares of our common stock were issued and outstanding and we had 2,105 shareholders of record of our common stock.

        Each share of our common stock is entitled to one vote on all matters requiring a vote of shareholders and, subject to the rights of the holders of any outstanding shares of preferred stock, each shareholder is entitled to receive any dividends, in cash, securities or property, as our board of directors may declare. Shareholders do not have cumulative voting rights in elections of directors. All of our directors are elected annually and the board of directors is not separated into classes. A director nominee is elected to the board of directors at a meeting of shareholders if the votes cast "for" such nominee exceed the votes cast "against" such nominee (excluding abstentions), unless the number of nominees exceeds the number of directors to be elected, in which case the nominees receiving the highest number of votes up to the number of directors to be elected are elected. Pennsylvania law prohibits the payment of dividends or the repurchase of our shares if we are insolvent or if we would become insolvent after the dividend or repurchase. In the event of our liquidation, dissolution or winding up, either voluntarily or involuntarily, subject to the rights of the holders of any outstanding shares of preferred stock, holders of common stock are entitled to share pro-rata in all of our remaining assets available for distribution. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

        The rights of holders of our common stock may be materially limited or qualified by the rights of holders of preferred stock that we may issue in the future. Set forth below is a description of the Company's authority to issue preferred stock and the possible terms of that stock.

Miscellaneous

        The holders of shares of our common stock do not have preemptive rights or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock. Holders of fully paid shares of our common stock are not subject to any liability for further calls or assessments. There are no restrictions on the alienability of our common stock and there are no provisions discriminating against any existing or prospective holder of our common stock as a result of such holder owning a substantial amount of the Company's securities other than as set forth below under "Anti-Takeover Effect of Our Governing Documents and Pennsylvania Business Corporation Law."

Transfer Agent and Registrar

        The transfer agent and registrar of our common stock is Computershare. Its address is 250 Royall Street, Canton, Massachusetts 02021, and its telephone number is 800-589-9026. The transfer agent and registrar of our preferred stock will be designated in the prospectus supplement through which any such preferred stock is offered.

Listing

        Our common stock is listed on the NYSE under the symbol "EQT."

Description of Preferred Stock

        We currently have authorized 3,000,000 shares of undesignated preferred stock; there are no preferred shares issued and outstanding as of October 7, 2019. Under Pennsylvania law and our Articles, our board of directors is authorized to issue shares of preferred stock from time to time in one or more series without shareholder approval. Subject to limitations prescribed by Pennsylvania law, our Articles and our Bylaws, our board of directors can determine the number of shares constituting each series of preferred stock and the designation, preferences, qualifications, limitations, restrictions, and special or relative rights or privileges of that series. If the board of directors designates a series of preferred stock in the future, the statement of designation for the preferred stock will describe the terms of the preferred stock.

        Holders of preferred stock have no voting rights for the election of directors and have no other voting rights except as our board of directors may determine pursuant to its authority under our Articles with respect to any particular series of preferred stock and except as provided by law.

        If we offer a specific series of preferred stock in the future, we will describe the terms of the preferred stock in the applicable prospectus supplement for such offering. This description will include:

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  the distinctive serial designation of such series;

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  the annual dividend rate for such series, if any, and the date or dates from which dividends shall commence to accrue;

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  the redemption price or prices, if any, for shares of such series and the terms and conditions on which such shares may be redeemed;

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  the provisions for a sinking, purchase or similar fund, if any, for the redemption or purchase of shares of such series;

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  the preferential amount or amounts payable upon shares of such series in the event of our voluntary or involuntary liquidation;

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  the voting rights, if any, of such series;

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  the terms and conditions, if any, upon which shares of such series may be converted and the class or classes or series of our securities into which such shares may be converted;

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  the relative seniority, parity or junior rank of such series with respect to other series of preferred stock then or thereafter to be issued;

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  the discussion of any restriction on the repurchase or redemption of shares of preferred stock by the Company while there is any arrearage in the payment of dividends or, if applicable, sinking fund installments, or, if there is no such restriction, will so state;

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  the discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock; and

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  any other specific terms, preferences, rights, privileges, limitations or restrictions of such series.

        While the terms we have summarized above may generally apply to any shares of preferred stock that we may offer, our board of directors will include the specific terms of each series of preferred stock in a statement of designation with respect to preferred stock that will be filed with the Pennsylvania Department of State, and we will describe the particular terms of any series of preferred stock that we may offer in more detail in the applicable prospectus supplement.

        The preferred stock that may be offered in the future will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Anti-Takeover Effect of Our Governing Documents and Pennsylvania Business Corporation Law

        Our Articles and Bylaws contain a number of provisions relating to corporate governance and to the rights of shareholders. Certain of these provisions may have a potential "anti-takeover" effect by delaying, deferring or preventing a change of control of us. In addition, certain provisions of Pennsylvania law may have a similar effect.

        Required Vote for Authorization of Certain Actions.    Our Articles require the vote of the holders of not less than 80% of the combined voting power of the then outstanding shares of capital stock of all classes and series entitled to vote generally in the annual election of directors, voting together as a single class, for approval of certain business combinations, including certain mergers, asset sales, security issuances, recapitalizations, reorganizations, reclassification of securities, liquidation or dissolution, or any agreement, plan, contract or other arrangement providing for such a transaction, involving us or our subsidiaries and certain acquiring persons (namely a person, entity or specified group which beneficially owns more than 10% of the then outstanding shares of our capital stock entitled to vote generally in an annual election of directors), unless such business combination has been approved by two-thirds of the continuing directors, or the aggregate amount of cash, together with the "fair market value" of other consideration, exceeds the "highest equivalent price" threshold and other procedural requirements specified in our Articles are met. In addition, any director or the entire board of directors may be removed from office by shareholder vote at any time, without assigning any cause, but only if shareholders entitled to cast at least 80% of the votes which all shareholders would be entitled to cast at an annual election of directors shall vote in favor of such removal.

        Required Vote for Amendment of Articles and Bylaws.    Except as may be specifically provided to the contrary in any provision in our Articles with respect to amendment or repeal of such provision, our Articles cannot be amended and no provision may be repealed by our shareholders without a vote of the holders of not less than 80% of the voting power of the then outstanding shares of our capital stock entitled to vote in an annual election of directors, voting together as a single class, unless such amendment has been approved by two-thirds of the whole board of directors, in which event (unless otherwise expressly provided in our Articles) our Articles may be amended and any provision repealed by such shareholder approval as may be specified by law. Our board of directors may make, amend and repeal our Bylaws with respect to those matters which are not, by statute, reserved exclusively to our shareholders, subject to the power of our shareholders to change such action. No bylaw may be made, amended or repealed by our shareholders unless such action is approved by the affirmative vote of the holders of not less than 80% of the voting power of the then outstanding shares of our capital stock entitled to vote in an annual election of directors, voting together as a single class, unless such amendment has been approved by two-thirds of the whole board of directors, in which event (unless otherwise expressly provided in our Articles or Bylaws) our Bylaws may be amended and any provision may be repealed by such shareholder approval as may be specified by law.

        Preferred Stock.    The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock. The existence of the authorized but undesignated preferred stock may have a depressive effect on the market price of our common stock.

        Anti-Takeover Law Provisions under the Pennsylvania Business Corporation Law.    We are subject to certain provisions of Chapter 25 of the PBCL, which may have the effect of discouraging or rendering more difficult a hostile takeover attempt against us, including Section 2524, Section 2538, Subchapter 25E and Subchapter 25F of the PBCL.

        Under Section 2524 of the PBCL, shareholders cannot act by partial written consent except as permitted under our Articles.

        Section 2538 of the PBCL requires enhanced shareholder approval for certain transactions between us and an "interested shareholder" (defined as a shareholder who is a party to the transaction or is treated differently from other shareholders). Section 2538 applies if an interested shareholder (together with his, her or its affiliates) is to (i) be a party to a merger or consolidation, a share exchange or certain sales of assets involving us or one of our subsidiaries; (ii) receive a disproportionate amount of any securities of any corporation which survives or results from a division; (iii) be treated differently from others holding shares of the same class in a voluntary dissolution of such corporation; or (iv) have his or her percentage of voting or economic share interest in such corporation materially increased relative to substantially all other shareholders in a reclassification. Under these circumstances, the proposed transaction must be approved by the affirmative vote of the holders of shares representing at least a majority of the votes that all disinterested shareholders are entitled to cast with respect to such transaction. However, this special voting requirement will not apply where the proposed transaction has been approved in a prescribed manner by our board of directors or if certain other conditions, including the amount of consideration to be paid to certain shareholders, are satisfied or the transaction involves certain subsidiaries. This voting requirement is in addition to any other voting requirement under the PBCL, our Articles or our Bylaws.

        Under Subchapter 25E of the PBCL, if any person or group acting in concert acquires voting power over shares representing 20% or more of the votes which all of our shareholders would be entitled to cast in an election of directors, any other shareholder may demand that such person or group purchase such shareholder's shares at a price determined in an appraisal proceeding.

        Under Subchapter 25F of the PBCL, we may not engage in a merger, consolidation, share exchange, division, asset sale, disposition (in one transaction or a series of transactions) or a variety of other "business combination" transactions with a person which becomes the "beneficial owner" of shares representing 20% or more of the voting power in an election of our directors unless: (1) the business combination or the acquisition of the 20% interest is approved by our board of directors prior to the date the 20% interest is acquired; (2) the person beneficially owns at least 80% of our outstanding shares and the business combination (a) is approved by a majority vote of the disinterested shareholders and (b) satisfies certain minimum price and other conditions prescribed in Subchapter 25F; (3) the business combination is approved by a majority vote of the disinterested shareholders at a meeting called no earlier than five years after the date the 20% interest is acquired; or (4) the business combination (a) is approved by shareholder vote at a meeting called no earlier than five years after the date the 20% interest is acquired and (b) satisfies certain minimum price and other conditions prescribed in Subchapter 25F.

        We have elected to opt out of Subchapter 25G of the PBCL (which would have required a shareholder vote to accord voting rights to control shares acquired by a 20% shareholder in a control-share acquisition) and Subchapter 25H (which would have required a person or group to disgorge to us any profits received from a sale of our equity securities under certain circumstances).

        Advance Notice Requirements.    Our Bylaws require our shareholders to provide advance notice if they wish to submit a proposal or nominate candidates for director at our annual meeting of shareholders. These procedures provide that notice of shareholder proposals and shareholder nominations for the election of directors at our annual meeting must be in writing and received by our secretary at our principal executive offices at least 90, but not more than 120, days prior to the anniversary of the date of the prior year's annual meeting of shareholders; provided, however, that if we change the date of our annual meeting by more than 30 days from the anniversary date of the prior year's annual meeting, then such notice must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the later of (i) the close of business on the 90th day prior to such annual meeting or (ii) the close of business on the 10th day following the date that we publicly announce such annual meeting. In the case of a shareholder nomination, the notice submitted to the secretary must set forth information about the nominee and be accompanied by an original irrevocable conditional resignation in the event that such director, in an uncontested election, receives more votes "against" than "for" the director's election.

        Special Meetings of Shareholders.    Our Bylaws provide that a special meeting of shareholders may be called by the board of directors or by our chief executive officer. Shareholders do not have a right to call a special meeting under the current Bylaws or under the PBCL.

        Special Treatment for Specified Groups of Nonconsenting Shareholders.    Additionally, the PBCL permits an amendment of a corporation's articles of incorporation or other corporate action, if approved by shareholders generally, to provide mandatory special treatment for specified groups of nonconsenting shareholders of the same class by providing, for example, that shares of common stock held only by designated shareholders of record, and no other shares of common stock, shall be cashed out at a price determined by the corporation, subject to applicable dissenters' rights.

        Exercise of Director Powers Generally.    The PBCL also provides that the directors of a corporation are not required to regard the interests of the shareholders as being dominant or controlling in making decisions concerning takeovers or any other matters. The directors may consider, to the extent they deem appropriate, among other things, (1) the effects of any proposed action upon any or all groups affected by the action, including, among others, shareholders, employees, creditors, customers and suppliers, (2) the short-term and long-term interests of the corporation, (3) the resources, intent and conduct of any person or group seeking to acquire control of the corporation and (4) all other pertinent factors. The PBCL expressly provides that directors do not violate their fiduciary duties solely by relying on "poison pills" or the anti-takeover provisions of the PBCL. We do not currently have a "poison pill."

DESCRIPTION OF DEBT SECURITIES

        We may offer unsecured debt securities, which may be senior, subordinated or junior subordinated and may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture, dated as of March 18, 2008, between us and The Bank of New York Mellon, as trustee, as it may be amended and supplemented from time to time. We have summarized select portions of the indenture below. The summary is not complete, and is qualified in its entirety by reference to the indenture. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part.

        The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

Debt Securities

        The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

  •
  title and aggregate principal amount;

  •
  whether the securities will be senior, subordinated or junior subordinated;

  •
  applicable subordination provisions, if any;

  •
  conversion into or exchange for other securities;

  •
  percentage or percentages of principal amount at which such securities will be issued;

  •
  maturity date(s);

  •
  interest rate(s) or the method for determining the interest rate(s);

  •
  dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

  •
  redemption or early repayment provisions;

  •
  authorized denominations;

  •
  form;

  •
  amount of discount or premium, if any, with which such securities will be issued;

  •
  whether such securities will be issued in whole or in part in the form of one or more global securities;

  •
  identity of the depositary for global securities;

  •
  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

  •
  the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

  •
  any covenants applicable to the particular debt securities being issued;

  •
  any defaults and events of default applicable to the particular debt securities being issued;

  •
  currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

  •
  the time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

  •
  securities exchange(s) on which the securities will be listed, if any;

  •
  whether any underwriter(s) will act as market maker(s) for the securities;

  •
  the extent to which a secondary market for the securities is expected to develop;

  •
  our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

  •
  provisions relating to covenant defeasance and legal defeasance;

  •
  provisions relating to satisfaction and discharge of the indenture;

  •
  any guarantor(s) or co-issuer(s);

  •
  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

  •
  any and all other terms of the series including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of the debt securities; and

  •
  additional terms not inconsistent with the provisions of the indenture.

General

        One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

        Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked, will be set forth in the applicable prospectus supplement.

        The term "debt securities" includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

        We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee maintained in the Borough of Manhattan, the City of New York or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

        The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

 PLAN OF DISTRIBUTION

        We, and/or selling securityholders, if applicable, may sell the common stock, preferred stock or any series of debt securities being offered hereby in one or more of the following ways from time to time:

  •
  to underwriters or dealers for resale to the public or to institutional investors;

  •
  directly to institutional investors;

  •
  directly to a limited number of purchasers or to a single purchaser;

  •
  through agents to the public or to institutional investors; or

  •
  through a combination of any of these methods of sale.

        The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

  •
  the offering terms, including the name or names of any underwriters, dealers or agents; the purchase price of the securities and the net proceeds to be received by us from the sale;

  •
  any underwriting discounts, commissions or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any public offering price;

  •
  any delayed delivery arrangements;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange on which the securities may be listed.

        If we, and/or selling securityholders, if applicable, use underwriters or dealers in the sale of securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

  •
  privately negotiated transactions;

  •
  at a fixed public offering price or prices, which may be changed;

  •
  in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

        We, and/or selling securityholders, if applicable, may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter that will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

        If indicated in an applicable prospectus supplement, we, and/or selling securityholders, if applicable, may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We, and/or selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or such other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on the NYSE. Any common stock sold will be listed on the NYSE, upon official notice of issuance. Securities other than our common stock may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

        The validity of the securities being offered by this prospectus will be passed upon by Morgan, Lewis & Bockius, LLP, Pittsburgh, Pennsylvania. In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Morgan, Lewis & Bockius, LLP, Pittsburgh, Pennsylvania, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of EQT Corporation and Subsidiaries appearing in EQT Corporation's Annual Report on Form 10-K for the year ended December 31, 2018, including the schedule appearing therein, and the effectiveness of EQT Corporation and Subsidiaries' internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

        The information incorporated by reference into this prospectus as of December 31, 2018 relating to our estimated quantities of our proved natural gas and oil reserves is derived from an audit report prepared by Ryder Scott Company, L.P., independent petroleum engineers, as stated in its audit report with respect thereto. This information is incorporated by reference into this prospectus in reliance upon the authority of such firm as experts with respect to the matters covered by their report and the giving of their report.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby.

SEC Registration Fee	$	*
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Printing Expenses		**
Miscellaneous		**

TOTAL	$	**

*
The registrant is deferring payment of the registration fee in reliance on Rules 456(b) and 457(r) under the Securities Act.

**
These fees are calculated based upon the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        EQT is incorporated under the laws of the Commonwealth of Pennsylvania.

        Under Sections 1741 and 1742 of the PBCL, a business corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or representative of the corporation, or is or was serving at the request of the corporation as a director, officer or representative of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of a threatened, pending or completed action or proceeding by or in the right of the corporation, such indemnification only covers expenses and excludes judgments and amounts paid in settlement with respect to such action or proceeding, and no indemnification can be made for expenses if such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

        In addition, PBCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

  (1)
  by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

  (2)
  if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

  (3)
  by the shareholders.

        Notwithstanding the above, PBCL Section 1743 provides that to the extent that a director, officer or representative of a business corporation is successful on the merits or otherwise in defense of any action or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        Further, PBCL Section 1745 provides that expenses (including attorneys' fees) incurred by an officer, director or representative of a business corporation in defending any such action or proceeding may be paid by the corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of such officer, director or representative to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

        Also, PBCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or directors or otherwise for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation; provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

        Article IV of the Bylaws provides that directors or officers of the Company shall be indemnified as of right to the fullest extent not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other proceeding (whether brought by or in the right of the corporation or otherwise) arising out of their service to EQT or to another corporation, partnership, joint venture, trust or other enterprise at the request of EQT; provided, however, that EQT will not indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such director or officer (other than a proceeding to enforce such person's rights to indemnification under Article IV) unless such proceeding (or part thereof) was authorized by EQT's board of directors.

        PBCL Section 1747 permits a business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer or representative of the corporation, or is or was serving at the request of the corporation as a director, officer or representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

        Article IV of the Bylaws provides that the Company may purchase and maintain insurance to protect EQT and its directors, officers or representatives against any liability asserted against such person and incurred by such person in respect of the service of such person, whether or not the Company would have the power to indemnify such person against such liability by law or under the provisions of Article IV.

        EQT maintains directors' and officers' liability insurance covering its directors and officers with respect to liabilities, including liabilities under the Securities Act, which they may incur in connection with their serving as such. Under this insurance, EQT may receive reimbursement for amounts as to which the directors and officers are indemnified by EQT under the indemnification provisions of the Bylaws described above. Such insurance also provides certain additional coverage for the directors and officers against certain liabilities even though such liabilities may not be covered by the indemnification provisions of the Bylaws.

        As permitted by PBCL Section 1713, EQT's Articles and Bylaws provide that no director shall be personally liable for monetary damages as such for any action taken, or failure to take any action, unless the director has breached or failed to perform the duties of his office under Subchapter B—"Fiduciary Duty" of Chapter 17 of the PBCL and such director's breach of duty or failure to perform constituted self-dealing, willful misconduct or recklessness. The PBCL states that this exculpation from liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to federal, state or local law. It is uncertain whether this provision will control with respect to liabilities imposed upon directors by federal law, including federal securities laws. PBCL Section 1715(d) creates a presumption, subject to exceptions, that a director acted in the best interests of the corporation. PBCL Section 1712, in defining the standard of care a director owes to the corporation, provides that a director stands in a fiduciary relation to the corporation and must perform his duties as a director or as a member of any committee of the board of directors in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.

        The Company also has indemnification agreements with all of EQT's executive officers and directors (collectively, Indemnitees). These agreements provide that the Indemnitees will be protected as promised in the Bylaws (regardless of, among other things, any amendment to or revocation of the Bylaws or any change in the composition of EQT's board of directors or an acquisition transaction relating to EQT) and advanced expenses to the fullest extent of the law and as set forth in the indemnification agreements. These agreements also provide, to the extent insurance is maintained, for the continued coverage of the Indemnitees under EQT's director and officer insurance policies. The indemnification agreements, among other things and subject to certain limitations, indemnify and hold harmless the Indemnitees against any and all reasonable expenses, including fees and expenses of counsel, and any and all liability and loss, including judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement, incurred or paid by the Indemnitees in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the Company or otherwise, in which the Indemnitees are, were or at any time become parties, or are threatened to be made parties or are involved by reason of the fact that the Indemnitees are or were directors or officers of the Company or are or were serving at the Company's request as directors, officers, employees, trustees or representatives of another corporation or enterprise.

        The foregoing is only a general summary of certain aspects of the PBCL, the Articles and the Bylaws dealing with indemnification of directors and officers and does not purport to be complete.

Item 16.    Exhibits.

        A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes the signature page to this registration statement and is incorporated herein by reference.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement related to common stock.

1.2	*	Form of Underwriting Agreement related to preferred stock.

1.3	*	Form of Underwriting Agreement related to debt securities.

3.1		Restated Articles of Incorporation of the Company (amended through November 13, 2017) (incorporated herein by reference to Exhibit 3.1 to Form 8-K filed on November 14, 2017.

3.2		Amended and Restated Bylaws of the Company (amended through November 13, 2017) (incorporated herein by reference to Exhibit 3.3 to Form 8-K filed on November 14, 2017).

4.1	*	Specimen preferred stock certificate.

4.2	*	Form of Certificate of Designation of preferred stock.

4.3	*	Forms of debt securities.

4.4		Indenture, dated as of March 18, 2008, between the Company and The Bank of New York, as trustee (incorporated herein by reference to Exhibit 4.1 to Form 8-K filed on March 18, 2008).

4.5		First Supplemental Indenture, dated as of March 18, 2008, between the Company and The Bank of New York, as trustee (incorporated herein by reference to Exhibit 4.2 to Form 8-K filed on March 18, 2008).

4.6		Second Supplemental Indenture, dated as of June 30, 2008, between the Company and The Bank of New York, as trustee (incorporated herein by reference to Exhibit 4.03(c) to Form 8-K filed on July 1, 2008).

4.7		Third Supplemental Indenture, dated as of May 15, 2009, between the Company and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.1 to Form 8-K filed on May 15, 2009).

4.8		Fourth Supplemental Indenture, dated as of November 7, 2011, between the Company and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.2 to Form 8-K filed on November 7, 2011).

4.9		Fifth Supplemental Indenture, dated as of October 4, 2017, between the Company and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.3 to Form 8-K filed on October 4, 2017).

4.10		Sixth Supplemental Indenture, dated as of October 4, 2017, between the Company and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.5 to Form 8-K filed on October 4, 2017).

4.11		Seventh Supplemental Indenture, dated as of October 4, 2017, between the Company and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.7 to Form 8-K filed on October 4, 2017).

4.12		Eighth Supplemental Indenture, dated as of October 4, 2017, between the Company and The Bank of New York Mellon, as trustee (incorporated herein by reference to Exhibit 4.9 to Form 8-K filed on October 4, 2017).

5.1	**	Opinion of Morgan, Lewis & Bockius LLP.

23.1	**	Consent of Ernst & Young LLP.

23.2	**	Consent of Ryder Scott Company, L.P.

23.3	**	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

Exhibit No.		Description
24.1	**	Power of Attorney (included on signature page hereto).

25.1	**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as trustee under the Indenture, dated as of March 18, 2008.

*
To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**
Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 10th of October, 2019.

EQT CORPORATION
By:	/s/ Kyle Derham
	Name:	Kyle Derham
	Title:	Interim Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby appoints Toby Z. Rice, Kyle Derham and William E. Jordan, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including all post-effective amendments and registration statements filed pursuant to Rule 462 promulgated under the Securities Act of 1933), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Toby Z. Rice Toby Z. Rice	President, Chief Executive Officer and Director (Principal Executive Officer)	October 10, 2019
/s/ Kyle Derham Kyle Derham	Interim Chief Financial Officer (Principal Financial Officer)	October 10, 2019
/s/ Jeffery C. Mitchell Jeffery C. Mitchell	Vice President and Principal Accounting Officer	October 10, 2019
/s/ John F. McCartney John F. McCartney	Chairman	October 10, 2019
/s/ Lydia I. Beebe Lydia I. Beebe	Director	October 10, 2019

Signature	Title	Date

/s/ Philip G. Behrman Philip G. Behrman	Director	October 10, 2019
/s/ Lee M. Canaan Lee M. Canaan	Director	October 10, 2019
/s/ Janet L. Carrig Janet L. Carrig	Director	October 10, 2019
/s/ Kathryn J. Jackson Kathryn J. Jackson	Director	October 10, 2019
/s/ James T. McManus II James T. McManus II	Director	October 10, 2019
/s/ Anita M. Powers Anita M. Powers	Director	October 10, 2019
/s/ Daniel J. Rice IV Daniel J. Rice IV	Director	October 10, 2019
/s/ Stephen A. Thorington Stephen A. Thorington	Director	October 10, 2019
/s/ Hallie A. Vanderhider Hallie A. Vanderhider	Director	October 10, 2019